Exhibit 99.1

Desktop Metal Announces Strategic Integration and Cost Optimization Initiative to Accelerate Additive Manufacturing 2.0 and Drive Value to Shareholders

●	Simplified operational structure, to include a consolidated global facilities footprint, reducing expenses and supporting continued revenue growth, driving margin expansion and path to profitability
●	Workforce reductions of approximately 12% to drive cost synergies and productivity gains from integration of businesses acquired in 2021
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Projected to result in $40 million of annualized run rate non-GAAP cost savings, $20 million of which is to take place in the second half of 2022, and at least $100 million of aggregate cost savings over the next 24 months

●	Continued investments in driving product and technology innovation, and reinforcing Desktop Metal’s leading go-to-market and customer service efforts to support growing, diverse customer base
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Positions Desktop Metal to drive the 3D printing industry’s most ambitious agenda targeting Additive Manufacturing 2.0 to deliver mass production solutions that enable sustainable, decentralized manufacturing worldwide

BOSTON--(BUSINESS WIRE)-- Desktop Metal, Inc. (NYSE: DM), a global leader in additive manufacturing technologies for mass production, today announced a strategic integration and cost optimization initiative that is projected to result in approximately $40 million of annualized run rate non-GAAP cost savings, $20 million of which is to take place in the second half of 2022, and at least $100 million of aggregate cost savings over the next 24 months.

“In 2021, we demonstrated significant growth, expanding our portfolio of products into new markets and innovative materials,” said Ric Fulop, Founder and CEO of Desktop Metal. “While the acquisitions we completed in 2021 contributed to this growth and to our total market opportunity as we focused initially on harvesting product and go-to-market synergies, they also increased our cost base and global facilities footprint. Today’s announcement of our strategic integration and cost optimization initiative is the result of a comprehensive portfolio and business operations review conducted across all functions at Desktop Metal.”

Fulop added, “As outlined on prior financial results calls, we have been focused on identifying opportunities to optimize our expense structure while maintaining our growth opportunities. We believe this initiative, which builds on steps we began to take in the second half of 2021 to integrate our teams, positions Desktop Metal to meet our near- and long-term financial commitments and supports our path to profitability.”

“We look forward to combining industry leading innovation with disciplined cost management to drive value for shareholders as we continue our mission to achieve a double digit share of the rapidly growing additive manufacturing market by the end of the decade. We value the dedicated team at Desktop Metal, including our departing colleagues, for all their hard work and contributions towards this goal.”

Cost Optimization Details

Following several strategic acquisitions in 2021, this initiative includes an approximately 12% reduction of the global workforce, consolidation of facilities, and tighter focus on products and development programs that prioritize near-term revenue and margin expansion across high-growth applications, streamlining the business to yield a more efficient and effective operating model.

Desktop Metal is announcing the impact on the U.S. workforce to its employees today. The Company is continuing to review international workforce changes, the timing of which will vary according to local regulatory requirements.

Streamlined Cross-Brand Operating Structure

A key element of the initiative announced today is aligning the operational structure of Desktop Metal and its acquired portfolio of brands under the Company’s corporate umbrella. Key functions such as engineering, manufacturing, marketing, finance, legal, human resources and customer service will now be fully consolidated under Desktop Metal.

The growing number of customers of those brands – which includes Desktop Health, ETEC, and ExOne, as well as Adaptive3D, Aerosint, Aidro, Desktop Labs, Figur and Forust – will benefit from improved responsiveness and quality of support from Desktop Metal.

Robust Liquidity Position to Drive Value Creation

As of March 31, 2022, Desktop Metal had over $317 million in cash, cash equivalents, and short-term investments on an as-adjusted basis after giving effect to the receipt of proceeds from the offering of $115 million aggregate principal amount of convertible notes in May 2022 (less the initial purchasers’ discounts, and commissions and our estimated offering expenses).

Desktop Metal estimates it will incur one-time termination benefits and associated costs related to the strategic integration and cost optimization initiative of approximately $14.0 million, of which approximately $11.0 million are expected to be incurred in the second quarter of 2022 and the remaining approximately $3.0 million are expected to be incurred by the end of 2023. Desktop Metal estimates that $6.2 million of these charges will result in future cash expenditures. Lease termination costs associated with the initiative have yet to be determined, pending completion of a facility rationalization assessment. Desktop Metal anticipates that the initiative will be substantially complete by the end of 2023.

Desktop Metal’s cash balance combined with the impacts from the integration and cost optimization initiative announced today provides the Company with a strong liquidity position to reach breakeven on an adjusted EBITDA basis, fund its long-term growth trajectory, and advance its leadership in Additive Manufacturing 2.0, disrupting applications with breakthrough 3D printing technologies and materials.

About Desktop Metal

Desktop Metal, Inc., based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions, from rapid prototyping to mass production. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, the company is addressing the unmet challenges of speed, cost, and quality to make additive manufacturing an essential tool for engineers and manufacturers around the world. Desktop Metal was selected as one of the world’s 30 most promising Technology Pioneers by the World Economic Forum, named to MIT Technology Review’s list of 50 Smartest Companies, and the 2021 winner of Fast Company’s Innovation by Design Award in materials and Fast Company’s Next Big Things in Tech Award for sustainability. For more information, visit www.desktopmetal.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements about Desktop Metal’s strategic integration and cost savings initiatives, expected restructuring charges, anticipated cost savings, long-term growth, market share, liquidity and profitability, are forward-looking statements. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to, the risks and uncertainties set forth in Desktop Metal, Inc.'s filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Desktop Metal, Inc. assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. There is no guarantee Desktop Metal will achieve the cost savings it expects.

CONTACTS

Investor Relations:

Jay Gentzkow

jaygentzkow@desktopmetal.com

(781) 730-2110